Exhibit 99.1

Cirrus Logic Reports Q2 Revenue of $306.8 Million

Company Expects Significant Year Over Year Growth in Q3 and Announces Additional $200 Million Share Repurchase Authorization

AUSTIN, Texas--(BUSINESS WIRE)--October 28, 2015--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing products, today posted on its investor relations website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the second quarter fiscal year 2016, which ended Sept. 26, 2015, as well as the company’s current business outlook.

“We are pleased with our results for the September quarter as strong demand for our smart codecs and amplifiers fueled sequential and year-over-year growth,” said Jason Rhode, president and chief executive officer. “FY16 has been a great year for Cirrus Logic as share gains and content increases have driven strong growth. We are excited by the progress we made this past quarter toward the strategic initiatives that are expected to drive continued growth in FY17.”

Reported Financial Results – Second Quarter FY16

  Revenue of $306.8 million;
  GAAP gross margin of 46.4 percent and non-GAAP gross margin of 46.5 percent;
  GAAP operating expenses of $98.1 million; non-GAAP operating expenses of $80.9 million; and
  GAAP diluted earnings per share of $0.53 and non-GAAP diluted earnings per share of $0.65.

A reconciliation of the non-GAAP charges is included in the tables accompanying this press release.

Business Outlook – Third Quarter FY16

  Revenue is expected to range between $370 million and $400 million;
  GAAP gross margin is expected to be between 46 percent and 48 percent; and
  Combined GAAP R&D and SG&A expenses are expected to range between $100 million and $104 million, which includes approximately $8 million in share-based compensation and $8 million in amortization of acquired intangibles.

Share Repurchase Authorization

The company also announced that its Board of Directors has authorized the repurchase of up to an additional $200 million of the company's common stock, in addition to the $32.5 million remaining from the Board’s previous share repurchase authorization in November 2012. The repurchases will be funded from working capital and anticipated cash from operations and may occur from time to time depending on a variety of factors, including the market price of the company's shares, general market and economic conditions and other corporate considerations. The share repurchase program is designed to comply with all applicable securities laws, and may be suspended or discontinued at any time without notice.

Cirrus Logic will host a live Q&A session at 5 p.m. EDT today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (404) 537-3406, or toll-free at (855) 859-2056 (Access Code: 75505782).

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio, industrial and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in the United States, United Kingdom, Australia, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including gross margins, operating expenses, net income, operating profit and income, tax expenses, effective tax rate and diluted earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including future growth opportunities and our estimates of third quarter fiscal year 2016 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense and amortization of acquired intangibles. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the third quarter of fiscal year 2016, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; and the risk factors listed in our Form 10-K for the year ended March 28, 2015, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are registered trademarks of Cirrus Logic, Inc. All other company or product names noted herein may be trademarks of their respective holders.

Summary financial data follows:

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	Sep. 26,	Jun. 27,	Sep. 27,	Sep. 26,	Sep. 27,
	2015	2015	2014	2015	2014
	Q2'16	Q1'16	Q2'15	Q2'16	Q2'15
Portable audio products	$257,152	$235,866	$163,563	$493,018	$276,133
Non-portable audio and other products	49,604	46,767	46,651	96,371	86,646
Net sales	306,756	282,633	210,214	589,389	362,779
Cost of sales	164,535	150,179	109,647	314,714	186,837
Gross profit	142,221	132,454	100,567	274,675	175,942
Gross margin	46.4%	46.9%	47.8%	46.6%	48.5%

Research and development	67,258	65,835	44,557	133,093	84,334
Selling, general and administrative	30,103	29,119	21,545	59,222	41,228
Acquisition related costs	-	-	14,937	-	14,937
Restructuring and other	-	-	1,455	-	1,455
Patent agreement and other	752	(12,500)	-	(11,748)	-
Total operating expenses	98,113	82,454	82,494	180,567	141,954

Income from operations	44,108	50,000	18,073	94,108	33,988

Interest expense, net	(601)	(638)	(2,670)	(1,239)	(3,137)
Other income (expense), net	(524)	136	(11,994)	(388)	(11,493)
Income before income taxes	42,983	49,498	3,409	92,481	19,358
Provision for income taxes	8,103	16,144	2,557	24,247	8,258
Net income	$34,880	$33,354	$852	$68,234	$11,100

Basic earnings per share:	$0.55	$0.53	$0.01	$1.08	$0.18
Diluted earnings per share:	$0.53	$0.50	$0.01	$1.03	$0.17

Weighted average number of shares:
Basic	63,346	63,274	62,241	63,310	62,137
Diluted	66,329	66,410	65,085	66,378	64,892

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP. Certain modifications to prior year non-GAAP presentation has been made and had no material effect on the results of operations.

	Three Months Ended			Six Months Ended
	Sep. 26,	Jun. 27,	Sep. 27,	Sep. 26,	Sep. 27,
	2015	2015	2014	2015	2014
Net Income Reconciliation	Q2'16	Q1'16	Q2'15	Q2'16	Q2'15
GAAP Net Income	$34,880	$33,354	$852	$68,234	$11,100
Amortization of acquisition intangibles	8,133	7,141	2,524	15,274	2,770
Stock based compensation expense	8,688	8,271	6,496	16,959	12,118
Patent agreement and other	752	(12,500)	-	(11,748)	-
Restructuring and other costs, net	-	-	1,455	-	1,455
Wolfson acquisition items	-	-	30,875	-	33,179
Adjustments to income tax	(9,492)	(175)	1,764	(9,667)	6,990
Non-GAAP Net Income	$42,961	$36,091	$43,966	$79,052	$67,612

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$0.53	$0.50	$0.01	$1.03	$0.17
Effect of Amortization of acquisition intangibles	0.12	0.11	0.04	0.23	0.04
Effect of Stock based compensation expense	0.13	0.12	0.10	0.26	0.18
Effect of Patent agreement and other	0.01	(0.19)	-	(0.18)	-
Effect of Restructuring and other costs, net	-	-	0.03	-	0.02
Effect of Wolfson acquisition items	-	-	0.47	-	0.50
Effect of Adjustments to income tax	(0.14)	-	0.03	(0.15)	0.11
Non-GAAP Diluted earnings per share	$0.65	$0.54	$0.68	$1.19	$1.02

Operating Income Reconciliation
GAAP Operating Income	$44,108	$50,000	$18,073	$94,108	$33,988
GAAP Operating Profit	14%	18%	9%	16%	9%
Amortization of acquisition intangibles	8,133	7,141	2,524	15,274	2,770
Stock compensation expense - COGS	380	325	253	705	484
Stock compensation expense - R&D	4,126	3,868	2,781	7,994	5,324
Stock compensation expense - SG&A	4,182	4,078	3,462	8,260	6,310
Patent agreement and other	752	(12,500)	-	(11,748)	-
Restructuring and other costs, net	-	-	1,455	-	1,455
Wolfson acquisition items	-	-	16,547	-	18,739
Non-GAAP Operating Income	$61,681	$52,912	$45,095	$114,593	$69,070
Non-GAAP Operating Profit	20%	19%	21%	19%	19%

Operating Expense Reconciliation
GAAP Operating Expenses	$98,113	$82,454	$82,494	$180,567	$141,954
Amortization of acquisition intangibles	(8,133)	(7,141)	(2,524)	(15,274)	(2,770)
Stock compensation expense - R&D	(4,126)	(3,868)	(2,781)	(7,994)	(5,324)
Stock compensation expense - SG&A	(4,182)	(4,078)	(3,462)	(8,260)	(6,310)
Patent agreement and other	(752)	12,500	-	11,748	-
Restructuring and other costs, net	-	-	(1,455)	-	(1,455)
Wolfson acquisition items	-	-	(14,937)	-	(17,129)
Non-GAAP Operating Expenses	$80,920	$79,867	$57,335	$160,787	$108,966

Gross Margin/Profit Reconciliation
GAAP Gross Margin	$142,221	$132,454	$100,567	$274,675	$175,942
GAAP Gross Profit	46.4%	46.9%	47.8%	46.6%	48.5%
Wolfson acquisition items	-	-	1,610	-	1,610
Stock compensation expense - COGS	380	325	253	705	484
Non-GAAP Gross Margin	$142,601	$132,779	$102,430	$275,380	$178,036
Non-GAAP Gross Profit	46.5%	47.0%	48.7%	46.7%	49.1%

Effective Tax Rate Reconciliation
GAAP Tax Expense	$8,103	$16,144	$2,557	$24,247	$8,258
GAAP Effective Tax Rate	18.9%	32.6%	75.0%	26.2%	42.7%
Adjustments to income tax	9,492	175	(1,764)	9,667	(6,990)
Non-GAAP Tax Expense	$17,595	$16,319	$793	$33,914	$1,268
Non-GAAP Effective Tax Rate	29.1%	31.1%	1.8%	30.0%	1.8%

Tax Impact to EPS Reconciliation
GAAP Tax Expense	$0.12	$0.24	$0.04	$0.37	$0.13
Adjustments to income tax	0.14	-	(0.03)	0.15	(0.11)
Non-GAAP Tax Expense	$0.26	$0.24	$0.01	$0.52	$0.02

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
(in thousands)

	Sep. 26,	Mar. 28,	Sep. 27,
	2015	2015	2014
ASSETS	(unaudited)		(unaudited)
Current assets
Cash and cash equivalents	$56,333	$76,401	$48,214
Marketable securities	86,460	124,246	85,796
Accounts receivable, net	169,423	112,608	126,161
Inventories	143,867	84,196	121,169
Deferred tax asset	8,502	18,559	16,435
Other current assets	51,329	35,903	29,089
Total current Assets	515,914	451,913	426,864

Long-term marketable securities	22,393	60,072	9,228
Property and equipment, net	158,529	144,346	133,458
Intangibles, net	179,816	175,743	187,030
Goodwill	289,565	263,115	265,410
Deferred tax asset	25,603	25,593	24,998
Other assets	20,474	27,996	17,658
Total assets	$1,212,294	$1,148,778	$1,064,646

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$111,023	$112,213	$81,549
Accrued salaries and benefits	29,156	24,132	17,706
Deferred income	5,582	6,105	5,218
Other accrued liabilities	42,181	34,128	34,946
Total current liabilities	187,942	176,578	139,419

Long-term debt	160,439	180,439	226,439
Other long-term liabilities	34,990	34,990	25,376

Stockholders' equity:
Capital stock	1,183,262	1,159,494	1,104,379
Accumulated deficit	(352,374)	(400,613)	(430,144)
Accumulated other comprehensive loss	(1,965)	(2,110)	(823)
Total stockholders' equity	828,923	756,771	673,412
Total liabilities and stockholders' equity	$1,212,294	$1,148,778	$1,064,646

Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com